May 4, 2010

Maiden Holdings, Ltd. Announces Quarterly Dividend

HAMILTON, Bermuda, -- Maiden Holdings, Ltd. (Nasdaq:MHLD) today announced that the Board of Directors approved a quarterly cash dividend of $0.065 per share of common stock. The dividend is payable on July 15, 2010 to shareholders of record as of July 1, 2010.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda holding company formed in 2007 to offer customized reinsurance products and services to regional and specialty insurance companies in the United States and Europe.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

SOURCE: Maiden Holdings, Ltd.

CONTACT:  Maiden Holdings, Ltd.
Investor Relations
Ellen Taylor
Hilly Gross
212.220.7120
irelations@maidenre.com